1998 RESTRICTED STOCK AWARD PLAN

                                       OF

                             SIEBERT FINANCIAL CORP.


                                    SECTION 1
                              Purposes of the Plan


                  The purpose of the 1998 Restricted Stock Award Plan of Siebert Financial Corp. (the "Plan") is to benefit Siebert Financial Corp. and its subsidiaries (the "Company") by providing employees, upon whom the Company is dependent for success, with a means of acquiring a greater interest in the Company. For purposes of the Plan, the term "subsidiary" means a corporation a majority of whose outstanding stock entitled to elect a majority of its board of directors is at the time owned by Siebert Financial Corp. or by a subsidiary or subsidiaries of Siebert Financial Corp. The Board of Directors of the Company (the "Board of Directors") believes that such interest will encourage the efforts of such employees and strengthen their desire to remain with the Company and that the Plan will enable the Company to maintain a competitive position in attracting the personnel necessary for growth and profitability.

                                    SECTION 2
                           Administration of the Plan


                  The Plan shall be administered by a committee (the "Committee") of at least two persons, all of whom shall be Directors of the Company and shall be appointed by, and serve at the pleasure of, the Board of Directors. No Director of the Company


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shall serve as a member of the Committee if he or she had been eligible, at any time within one year prior to his or her appointment as a member, for selection
(i) as a person to whom awards may be granted under the Plan or (ii) as a person to whom stock may be allocated or to whom any qualified, restricted or any other stock option may be granted pursuant to any Plan (either presently in existence or hereafter adopted) of the Company entitling the participants therein to stock allocations or to be granted qualified, restricted or other stock options of the Company. A majority of the Committee shall constitute a quorum thereof. Actions of the Committee may be taken by a vote of a majority of the Committee at a meeting at which a quorum is present, or in a writing unanimously approved by members of the Committee. Vacancies occurring on the Committee shall be filled by the Board of Directors. Except as hereinafter provided, the Committee shall have full and final authority, binding upon all who have an interest in the Plan, to interpret the Plan and the awards granted thereunder, to prescribe, amend and rescind the rules and regulations, if any, relating to the Plan and to make all determinations necessary or advisable for the administration of the Plan. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or gross negligence.

                                    SECTION 3
                              Awards Under the Plan


                  a) AWARDS. Awards under the Plan ("Awards") shall consist of shares of Common Stock, par value $.01 per share, awarded under and subject to the terms,


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conditions and restrictions set forth in the Plan and in the Agreement entered into between the Company and each recipient of an Award (the "Agreement"). Any Award may provide for the immediate delivery of the shares so awarded subject to specified restrictions (a "current Award") or for their delivery at a specified future date or dates subject to the satisfaction of specified conditions (a "deferred Award"). All shares so awarded, together with any shares issued thereupon by reason of stock dividends, stock splits or other forms of recapitalization, are herein called "Award Stock."

                  b) MAXIMUM NUMBER OF SHARES THAT MAY BE AWARDED. An aggregate of not more than 15,000 shares of Award Stock, subject to adjustment as provided in Section 7 hereof, may be awarded under the Plan. Award Stock when delivered shall be authorized shares previously unissued by the Company. If, prior to the termination of the Plan, any Award Stock shall be returned to the Company pursuant to the termination provisions described in Section 5 hereof or in the Agreement, not including the exercise by the Company of any right of first refusal on the sale of Award Stock, or otherwise under the Plan or its administration, such Award Stock may again be awarded under the Plan.

                  c) RIGHTS WITH RESPECT TO SHARES. A recipient of a current Award shall have, after delivery to him or her of a certificate or certificates for shares of Award Stock, absolute ownership of such shares including the right to vote the same, subject, however, to the terms, conditions and restrictions described in Section 5 of the Plan, in the next succeeding sentence and in the Agreement. In the case of a current Award, cash dividends paid upon each share of Award Stock shall be held by the Company for the benefit of the recipient until the lapse of the restrictions on such share of Award Stock in


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accordance with Section 5 hereof and shall be paid to the recipient, without any interest thereon and less any amounts due to the Company, at such time. In case of a deferred Award, the recipient, at the time of delivery of the shares of Award Stock, shall be entitled to cash in an amount equal to the dividends which would have been payable on the Award Stock had it been delivered to the recipient at the date of grant.

                                    SECTION 4
                                  Participation


                  a) EMPLOYEES. Awards under the Plan may be made only to persons who are determined by the Committee to be employees of the Company on the date the Award is made. The term "employees" shall include officers or directors, as well as other employees, of the Company. No member of the Board of Directors who is not a full-time employee of the Company and no member of the Committee shall be eligible to receive an Award. Any employee may elect not to be eligible, either for a period of time or during the entire term of the Plan, to receive Awards under the Plan by delivering to the Committee a written notice to such effect.

                  b) GRANT OF AWARDS. Subject to the terms, provisions and conditions of the Plan, the Committee shall at such time or times as it determines appropriate, select from among the employees of the Company those to whom Awards are to be granted and shall make Awards to such employees in such amounts as the Committee may deem appropriate. Unless specified to the contrary, the date of each award shall be the date of action by the Committee. Subject to the provisions of the Plan, the Committee shall also have full power in respect of Awards to determine restrictions or conditions to be


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imposed upon the Awards at the time of delivery of the Award Stock and to specify and to prescribe the form and substance of each Agreement. Awards may be made to the same recipient on more than one occasion.


                                    SECTION 5
                         Terms and Conditions of Awards


                  In addition to such terms, conditions and restrictions upon Awards as shall be imposed by the Committee:

                  a) no Award Stock shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for a period of one year from the date of the Award; and

                  b) the recipient of the Award shall remain in the employ of the Company for such one year period or otherwise forfeit all of his or her right, title and interest in such Award Stock; provided, however, that (i) in the event of death or permanent disability of the recipient of the Award, such restrictions on the shares awarded to such recipient shall lapse and any Award Stock which has not been delivered to such recipient shall be delivered; (ii) in the event of the retirement of such recipient before the end of such one year period at the age of at least 65 years, or at such other age as the Committee may from time to time, in any particular case or, generally, determine for the purpose of this Section 5, (a) such restrictions on shares awarded to such recipient shall lapse and (b) Award Stock which has not been delivered to such recipient shall be delivered, as to such number of shares of Award Stock as shall be determined by multiplying the total number of shares of Award Stock by a fraction, the numerator of which is equal to the number of


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days from the date of the Award to the date of retirement, and the denominator of which is 365; (iii) in the event the recipient's employment by the Company is terminated for cause or is voluntarily terminated by the recipient other than due to retirement at or after age 65, the recipient's right, title and interest in all Award Stock shall be forfeited; and (iv) in the event the recipient's employment by the Company is terminated for any other reason, (a) such restrictions on shares awarded to such recipient shall lapse and (b) Award Stock which has not been delivered to such recipient shall be delivered, as to such number of shares of Award Stock as shall be determined by multiplying the total number of shares of Award Stock by a fraction, the numerator of which is equal to the number of days from the date of the Award to the date of such termination of employment and the denominator of which is 365. For purposes hereof, any fraction of a share shall be disregarded and restrictions shall lapse on Award Stock in accordance with the foregoing to the nearest whole number of shares.

                  In the Agreement, the Committee shall have the authority to impose such terms, conditions and restrictions upon the Award as it, in its discretion, deems advisable or appropriate, including, without limitation:

                  a) The condition that the Company shall have the right of first refusal on the sale by the recipient of Award Stock;

                  b) The condition that the Company shall have the right to deduct from payments of any kind otherwise due to the recipient any Federal, state or local taxes of any kind required by law to be withheld with respect to Awards; and


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                  c) The condition that the Company shall have the right to
impose limitations, in the event of retirement, with respect to the post-retirement employment of the recipient.

                  As a condition to any Award under the Plan, the recipient thereof shall execute an Agreement in form and substance satisfactory to the Committee reflecting the conditions imposed upon such Award. In the case of a current Award, each certificate for shares of Award Stock shall bear an appropriate legend referring to the terms, conditions and restrictions described in the Plan and in such Agreement. Any attempt to dispose of such Award Stock in contravention of the terms, conditions and restrictions described in the Plan or in such Agreement shall be ineffective.

                  Nothing in the Plan or in the Agreement shall in any manner be construed to limit in any way the right of the Company to terminate an employee's employment at any time, or give any right to an employee to remain employed by the Company.

                                    SECTION 6
                    Compliance with Law and Other Conditions


                  a) RESTRICTIONS UPON DELIVERY OF CERTIFICATES. The listing upon the Nasdaq SmallCap Market of any shares of Award Stock may be necessary or desirable as a condition of or in connection with such Awards, and, in such event, delivery of the certificates for such shares of Award Stock shall, if the Committee in its sole discretion shall determine, not be made until such listing shall have been completed.

                  b) RESTRICTIONS UPON RESALE OF UNREGISTERED STOCK. If the shares of Award Stock are not registered under the Securities Act of 1933, as amended, pursuant to


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an effective registration statement, the recipient of such shares, if the
Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Award Stock acquired by such recipient will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (ii) that such recipient is acquiring such shares of Award Stock for his or her own account for investment and not with a view of the distribution thereof.

                                    SECTION 7
                                   Adjustments


                  The number of shares of Award Stock reserved for Awards shall be subject to adjustment by the Committee to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event. The Committee shall have the power, in the event of any merger, consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation into the Company, or the sale of substantially all of the assets of the Company, to amend all outstanding Awards to permit the lapse of the restrictions on the Award Stock prior to the effectiveness of any such merger, consolidation or sale of assets. All determinations made by the Committee with respect to adjustment under this Section 7 shall be conclusive and binding for all purposes of the Plan.


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                                    SECTION 8
                            Miscellaneous Provisions


                  a) Nothing in the Plan shall be construed to give any employee of the Company any right to receive an Award.

                  b) The expenses of the Plan shall be borne by the Company.


                                    SECTION 9
                                    Amendment


                  The Plan may be amended at any time and from time to time by the Board of Directors, provided that no amendment which increases the aggregate number of shares of Award Stock which may be granted pursuant to the Plan or which materially increases the benefits accruing to employees under the Plan or materially modifies the requirements as to eligibility for participation in the Plan shall be effective without the approval by affirmative vote (in person or by proxy) of the holders of a majority of the shares of Common Stock of the Company present and entitled to vote at a meeting held to take such actions at which a quorum is present.

                                   SECTION 10
                            Termination or Suspension


                  The Board of Directors may at any time suspend or terminate the Plan. No Awards may be granted during any suspension of the Plan or after the Plan has been terminated but all recipients shall retain their rights (in accordance with the Plan and the relevant Agreements) in Awards made prior thereto.


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                  The Plan shall terminate upon the earlier of the following dates:

                  a) upon the date of termination specified in a resolution of the Board of Directors; or

                  b) upon the issuance of the maximum number of shares of Award Stock specified under Section 3(b) hereof and the expiration of the restrictions and conditions set forth in Section 5 hereof as to all shares of Award Stock so issued.

                  After the Plan shall terminate the duties of the Committee will be limited to supervising the administration of Awards previously granted.


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